UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 14, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, Mr. Nicholas Florio formally accepted his appointment to the Board of Directors (the “Board”) of Staffing 360 Solutions, Inc. (the “Company”). In connection with Mr. Florio’s appointment to the Board, the Board also intends to appoint Mr. Florio as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

There is no arrangement or understanding between Mr. Florio and any other persons pursuant to which Mr. Florio was selected as director, and there are no related party transactions involving Mr. Florio that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Florio is a party or in which he participates, nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Florio’s appointment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President